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                                                                    EXHIBIT 23.2

CONSENT OF HILDEBRAND, LIMPARIS & HEVEY, CPA's, PC

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 7, 2000, with respect to the financial statements of Quorum Sciences, Inc. included or incorporated by reference in the Registration Statement on Form S-3 of Aurora Biosciences Corporation.


                                        HILDEBRAND, LIMPARIS & HEVEY, CPA's, PC

                                        /s/ CHRISTINE M. LIMPARIS
                                        ---------------------------------------
                                        Christine M. Limparis,
                                        CPA, Principal

February 7, 2001